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                                                                   EXHIBIT 10.42


                       DIVISION EXECUTIVE EMPLOYMENT AGREEMENT


THIS DIVISION EXECUTIVE EMPLOYMENT AGREEMENT ("Agreement") is made as of January 1, 1997 by and between HENRIK SLIPSAGER ("Executive"), and AMERICAN BUILDING MAINTENANCE CO. OF NEW YORK ("Company").

WHEREAS, Company is engaged in the janitorial and related service businesses, and

WHEREAS, Executive is experienced in the administration, operation and marketing of such services, and

WHEREAS, Company has invested significant time and money to develop proprietary trade secrets and other confidential business information, as well as invaluable goodwill among its customers, sales prospects and employees, and

WHEREAS, Executive desires to be employed by Company, and to utilize such proprietary trade secrets, other confidential business information and goodwill, and

WHEREAS, Company has disclosed or will disclose to Executive such proprietary trade secrets and other confidential business information which Executive will utilize in the performance of this Agreement;

NOW THEREFORE, Executive and Company agree as follows:

A. EMPLOYMENT: Company hereby agrees to employ Executive, and Executive hereby accepts such employment, on the terms and conditions set forth in this Agreement.

B. TITLE: Executive's title shall be an Executive Vice President of the Company.

C. DUTIES & RESPONSIBILITIES: Executive shall be expected to assume and perform such executive or managerial duties and responsibilities as are assigned from time-to-time by the President of the Company or his designee or successor to whom Executive shall report and be accountable. It is understood and agreed that in as much as Executive shall receive only one half (1/2) of his regular Salary for the months of January and February, 1997 that Executive shall only be expected to devote one half (1/2) of his full-time duties to the Company during said two (2) month period.

D. TERM OF AGREEMENT: Employment hereunder shall commence on January 1, 1997 for a term of twenty two (22) months ("Term"), unless sooner terminated pursuant to Paragraph O hereof. Notwithstanding anything to the contrary contained in this Agreement, at the expiration of the Term, this Agreement and Executive's employment shall continue on an "at-will" basis ("Extended Term") meaning that during the Extended Term either party may terminate this Agreement and Executive's employment, with or without cause at any time, by giving the other party not less than thirty (30) days written notice. During the Extended Term Paragraph M of this Agreement shall be inapplicable and of no force and effect. Company has the option, without terminating this Agreement or Executive's employment hereunder, of placing Executive on a leave of absence at the full compensation set forth in Paragraph F hereof for any or all of such thirty (30) day period in lieu of the aforementioned notice.

E. PRINCIPAL OFFICE: During the Term, and Extended Term if any, of this Agreement, Executive shall be based at a Company office located in Metropolitan New York City ("County of Employment"), New York ("State of Employment").

INITIALS: EXECUTIVE                        COMPANY
                    ----------------------          ------------

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F.   COMPENSATION:  Company agrees to compensate Executive, and Executive agrees to accept as compensation in full, for Executive's assumption and performance of duties and responsibilities pursuant to this Agreement:

     1. SALARY: A base salary paid in equal installments no less frequently than semi-monthly at the annual rates set forth in Paragraph X1 hereof.

     2. FRINGE BENEFITS: The then current fringe benefits generally provided by Company to all of its Executives. Such benefits may include but not be limited to the use of a Company-leased car or a car allowance, group health benefits, long-term disability benefits, group life insurance, sick leave, vacation, and a service award plan. Each of these fringe benefits is subject to the applicable Company policy at all times. Company reserves the right to add, increase, reduce or eliminate any fringe benefit at any time, but no such benefit or benefits shall be reduced or eliminated as to Executive unless generally reduced or eliminated as to comparable executives within the Company.

G. PAYMENT OR REIMBURSEMENT OF BUSINESS EXPENSES: Company shall pay directly or reimburse Executive for reasonable business expenses of Company incurred by Executive in connection with Company business, and approved in writing by the person with the title set forth in Paragraph C hereof, upon presentation to that person by Executive within sixty (60) days after incurring such expense of an itemized request for payment including the date, nature, recipient, purpose and amount of each such expense, accompanied by receipts for all such expenses in excess of Twenty-Five Dollars ($25) each.

H. BUSINESS CONDUCT: Executive shall make reasonable best efforts to comply with all applicable laws pertaining to the performance of this Agreement, and with all lawful and ethical rules, regulations, policies, procedures and instructions of Company, including but not limited to the following:

     1. GOOD FAITH: Executive shall not act in any way contrary to the best interest of Company.

     2. BEST EFFORTS: During all full-time employment hereunder, Executive shall devote full working time and attention to Company, and shall not at any time be directly or indirectly employed by, own, operate, assist or otherwise be involved, invested or associated in any business that is similar or competitive to any business of Company; except that Executive may own up to five (5%) per cent of any such publicly-held business(es), provided that Executive: (a) shall give Company notice(s) of such ownership in accordance with Paragraph W hereof, and (b) shall not at any time be directly or indirectly employed by or operate, assist, or otherwise be involved or associated with any such business(es).

     3. VERACITY: Executive shall make no claims or promises to any employee, supplier, contractor, customer or sales prospect of Company that are unauthorized by Company or are in any way untrue.

     4. DRIVER'S LICENSE: Executive shall have and carry a valid driver's license issued by the State of Employment hereunder and a driver's permit issued by the Company whenever Executive is driving any motor vehicle in connection with Company business. Executive agrees to immediately notify Company in writing if Executive's driver's license is lost, expired, restricted, suspended or revoked for any reason whatsoever.

I. NO CONFLICT: Executive represents to Company that Executive is not bound by any

INITIALS: EXECUTIVE                        COMPANY
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     contract with a previous employer or with any other business that might prevent Executive from entering into this Agreement or disclosing information about any previous employer or any other business to Company, or might otherwise interfere with Executive's employment hereunder; with the exception that Executive acknowledges that his former employer, ISS, Inc., allows that Executive is free to enter the employ of a competitor, but contends that Executive continues to be bound, until June 27, 1997 under the provisions of a prior employment agreement which provides:

     (i) that until such time, Executive shall not directly or indirectly solicit any of the customers served by ISS, Inc., at the time of Executive's termination of employment with ISS, Inc., nor solicit any person to leave the employ of ISS, Inc., or any of its subsidiaries; and

     (ii) that Executive will not divulge any confidential information of ISS, Inc.

     Company and Executive agree that Executive shall not take any action while employed by Company which would directly or indirectly violate either the provisions of (i) or (ii) above.

J. COMPANY PROPERTY: Company shall, from time to time, entrust to the care, custody and control of Executive certain of Company's property, such as motor vehicles, equipment, supplies and documents. Such documents may include but shall not be limited to customer lists, financial statements, cost data, price lists, invoices, forms, mailing lists, contracts, reports, manuals, personnel files or directories, correspondence, business cards, copies or notes made from Company documents and documents compiled or prepared by Executive for Executive's use in connection with Company business. Executive specifically acknowledges that all such documents are the property of Company, notwithstanding their preparation, care, custody, control or possession by Executive at any time(s) whatsoever.

K. GOODWILL & PROPRIETARY INFORMATION: In connection with Executive's employment hereunder:

     1. Executive agrees to utilize and further Company's goodwill ("Goodwill") among its customers, sales prospects and employees, and agrees that Company may disclose to Executive and Executive may disclose to Company, proprietary trade secrets and other confidential information not in the public domain ("Proprietary Information") including but not limited to specific customer data such as: (a) the identity of Company's customers and sales prospects, (b) the nature, extent, frequency, methodology, cost, price and profit associated with their services and products purchased from Company, (c) any particular needs or preferences regarding their service or supply requirements, (d) the names, office hours, telephone numbers and street addresses of their purchasing agents or other buyers, (e) their billing procedures, (f) their credit limits and payment practices and
          (g) their organization structure.

     2. Executive agrees that such Proprietary Information and Goodwill have unique value to Company, are not generally known or readily available to Company's competitors, and could only be developed by others after investing significant time and money. Company would not make such Proprietary Information and Goodwill available to Executive unless Company is assured that all such Proprietary Information and Goodwill will be held in trust and confidence by Executive. Executive hereby acknowledges that to use this Proprietary Information and Goodwill except for the benefit of Company would be improper and unfair to Company.

L. RESTRICTIVE COVENANTS: In recognition of Paragraph K hereof, Executive hereby agrees that during the Initial Term and the Extended Term, if any, of this Agreement, and thereafter for as long as it shall be enforceable:

INITIALS: EXECUTIVE                        COMPANY
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     1.   Except in the proper performance of this Agreement, Executive shall not directly or indirectly solicit or otherwise encourage or arrange for any employee to terminate employment with Company.

     2. Except in the proper performance of this Agreement, Executive shall not directly or indirectly disclose or deliver to any other person or business, any Proprietary Information obtained directly or indirectly by Executive from, or for, Company.

     3. Executive shall not seek, solicit, divert, take away, obtain or accept the patronage of any customer or sales prospect of Company through the direct or indirect use of any Proprietary Information of Company, or by any other unfair or unlawful business practice.

     4. Executive agrees that for a reasonable time after the termination of this Agreement, which Executive and Company hereby agree to be one (1) year, Executive shall not directly or indirectly, for Executive or for any other person or business, seek, solicit, divert, take away, obtain or accept any site-specific customer account or sales prospect of Company with whom Executive had direct business involvement on behalf of Company within the one (1) year period prior to termination of this Agreement.

M. MODIFICATION OF EMPLOYMENT: At any time during the Term of this Agreement, a majority of the Board of Directors of Company shall have the absolute right, with or without cause and without terminating this Agreement or Executive's employment hereunder, to modify the nature of Executive's employment for the remainder of the Term of this Agreement, from that of a full-time employee to that of a part-time employee ("Modification Period"). The Modification Period shall commence immediately upon Company giving Executive written notice of such change.

     1. Upon commencement of the Modification Period: (a) Executive shall immediatelyresign as a full-time employee of Company and as an officer or director of Company if applicable, (b) Executive shall promptly return all Company property in Executive's possession to Company, including but not limited to any motor vehicles, equipment, supplies and documents set forth in Paragraph J hereof and (c) Company shall pay Executive all previously earned and vested but as yet unpaid salary, prorated bonus or other contingent compensation, reimbursement of business expenses and fringe benefits.

     2. During the Modification Period: (a) Company shall continue to pay Executive's monthly salary pursuant to Paragraph F1 hereof, and to the extent available under the Company's group insurance policies, continue to provide Executive with the same group health and life insurance (subject to Executive continuing to pay the employee portion of any such premium) to which Executive would be entitled as a full-time employee, with the understanding and agreement that such monthly salary and group insurance, if available, shall constitute the full extent of Company's obligation to compensate Executive, (b) Executive shall not be eligible or entitled to receive or participate in any bonus or fringe benefits other than the aforementioned group insurance, if available, (c) in the alternative, Executive may exercise rights under COBRA to obtain medical insurance coverage as may be available to Executive, (d) Executive shall be deemed a part-time employee and not a full-time employee of Company, (e) Executive shall provide Company with such occasional executive or managerial services as reasonably requested by the person with the title set forth in Paragraph C hereof, except that failure to render such services by reason of any physical or mental illness or disability other than Total Disability or death as set forth in Paragraph O3 hereof, or unavailability because of absence from the State of Employment hereunder, shall not affect Executive's right to receive such salary and (f) Company shall pay directly or reimburse Executive in accordance with the provisions of

INITIALS: EXECUTIVE                        COMPANY
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          Paragraph G hereof for reasonable business expenses of Company incurred by Executive in connection with such services requested by the person with the title set forth in Paragraph C hereof.

     3. The Modification Period shall continue until the earlier of: (a) Total Disability or death as set forth in Paragraph O4 hereof, (b) termination of this Agreement by Company for "just cause" as hereinafter defined, (c) Executive accepting employment or receiving any other compensation from operating, assisting or otherwise being involved, invested or associated with any business that is similar to or competitive with any business in which Company is engaged on the commencement date of the Modification Period or (d) expiration of the then current term of this Agreement.

N.   INTENTIONALLY OMITTED

O.   TERMINATION OF EMPLOYMENT:

     1. Termination of employment which either party schedules for the expiration of the Term or any Extended Term (pursuant to the notice set forth in Paragraph D hereof) shall be effective with or without cause for termination.

     2. Except as provided in Paragraph O1 respecting termination, effective with or without cause which is scheduled at the expiration of the Term or Extended Term, at any time during the Term of this Agreement, Company shall have the right to terminate Executive's employment hereunder without notice subject only to a good faith determination by a majority of the Board of Directors of Company of "just cause."
          "Just cause" includes but is not limited to any theft or other dishonesty, or any material: (a) neglect of employment duties, (b) inability or unwillingness to perform employment duties, (c) insubordination, (d) abuse of alcohol or other drugs, (e) breach of this Agreement, (f) other material misconduct, unethical or unlawful activity or (g) other conduct that is harmful to Company.

     3. With or without cause, Executive may terminate employment hereunder by giving Company ninety (90) days prior written notice.

     4. Employment hereunder shall automatically terminate upon the total disability ("Total Disability") or death of Executive. Total Disability shall be deemed to occur on the ninetieth (90th) consecutive or non-consecutive calendar day within any twelve (12) month period that Executive is unable to perform the duties set forth in Paragraph C hereof because of any physical or mental illness or disability. Company shall pay to Executive or his estate, as applicable, all prorated salary, bonus or other contingent compensation, reimbursement of business expenses and fringe benefits which would have otherwise been payable to Executive under this Agreement, through the end of the month in which Total Disability or death occurs.

     5. Upon termination of employment hereunder, Executive shall immediately resign as an employee of Company and as an officer or director of Company, if applicable. Executive shall promptly return all Company property in Executive's possession to Company, including but not limited to, any motor vehicles, equipment, supplies and documents set forth in Paragraph J hereof. Company shall pay Executive, when due, all previously earned and vested but as yet unpaid salary, prorated bonus or other contingent compensation, reimbursement of business expenses and fringe benefits.

     6. Nothing contained in this Agreement shall entitle Executive to receive a bonus or other

INITIALS: EXECUTIVE                        COMPANY
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          incentive or contingent compensation, if any are otherwise payable to
          Executive, from Company based on any sales or profits made by Company after termination of employment hereunder.

P. GOVERNING LAW: This Agreement shall be interpreted and enforced in accordance with the laws of the State of Employment hereunder.

Q.   ARBITRATION CLAUSE:

     1. Except for the interpretation and enforcement of injunctive relief pursuant to Paragraph L hereof (which, at Company's option, shall be subject to litigation in any court having proper jurisdiction), any claim or dispute related to or arising from this Agreement (whether based in contract or tort, in law or equity) including, but not limited to, claims or disputes between Executive and Company or its directors, officers, employees and agents regarding Executive's employment or termination of employment hereunder, or any other business of Company, shall be resolved by mandatory, final, binding arbitration in accordance with the rules of the American Arbitration Association; provided, however, that no party shall be entitled to an award of general or punitive damages hereunder.

     2. Any such arbitration must be requested in writing within one (1) year from the date the party initiating the arbitration knew or should have known about the claim or dispute, or all claims arising from that dispute are forever waived. Any such arbitration (or court proceeding as applicable hereunder) shall be held in the County of Employment. Judgment upon the award rendered through such arbitration may be entered and enforced in any court having proper jurisdiction.

R.   REMEDIES & DAMAGES:

     1. The parties agree that, in the event of a material breach or threatened breach of Paragraph L hereof, the damage or imminent damage to the value of Company's business shall be inestimable, and therefore any remedy at law or in damages shall be inadequate. Accordingly, the parties hereto agree that Company shall be entitled to the immediate issuance of a restraining order or an injunction against Executive in the event of such breach or threatened breach, in addition to any other relief available to Company pursuant to this Agreement or under law.

     2. Executive agrees that the actual amount of damages resulting from any breach of any of the provisions of Paragraph L hereof would be impractical or impossible to ascertain. It is therefore agreed that the damages resulting from any such breach which involves any customer of Company shall be liquidated damages, not a penalty, in an amount equal to four (4) times the lost monthly revenue to the Company based on the average monthly revenue which was payable by that customer to Company during the four (4) months immediately preceding the breach. This provision for liquidated damages is in addition to any other relief available to Company pursuant to this Agreement or under law.

     3. To the full extent permitted under the laws of the State of Employment hereunder, Executive authorizes Company to escrow from Executive's compensation and from any other funds held for Executive's benefit by Company, any damages or losses sustained by Company as a result of any breach or other violation of this Agreement by Executive, pending arbitration between the parties as provided for herein.

S. NO WAIVER: Failure by either party to enforce any term or condition of this Agreement at any time shall not preclude that party from enforcing that provision, or any other provision of this Agreement, at any later time.

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T.   SEVERABILITY:  The provisions of this Agreement are severable.  If any arbitrator (or court as applicable hereunder) rules that any portion of this Agreement is invalid or unenforceable, the arbitrator's or court's ruling shall not affect the validity and enforceability of other provisions of this Agreement. It is the intent of the parties that if any provision of this Agreement is ruled to be overly broad, the arbitrator or court shall interpret such provision with as much permissible breadth as is allowable under law rather than to consider such provision void.

U. SURVIVAL: All terms and conditions of this Agreement which by reasonable implication are meant to survive the termination of this Agreement, including but not limited to, the Restrictive Covenants and Arbitration Clause herein, shall remain in full force and effect after the termination of this Agreement.

V. CONSTRUCTION: This Agreement was negotiated in good faith by the parties hereto, who hereby agree to share the responsibility for any ambiguities, uncertainties or inconsistencies herein. Paragraph headings are used herein only for ease of reference, and shall not in any way affect the interpretation or enforcement of this Agreement.

W.   NOTICES:

     1. Any notice required or permitted to be given pursuant to this Agreement shall be in writing and delivered in person, or sent prepaid by certified mail, bonded messenger or overnight express, to the party named at the address set forth below or at such other address as either party may hereafter designate in writing to the other party:

          EXECUTIVE:     HENRIK SLIPSAGER
                    __________________________________
                    __________________________________

          COMPANY:  AMERICAN BUILDING MAINTENANCE CO. OF NEW YORK
                    50 Fremont Street, 26th Floor
                    San Francisco, CA  94105
                    Attention: President, American Building Maintenance Co. of New York

          COPY:     ABM Industries Incorporated
                    50 Fremont Street, 26th Floor
                    San Francisco, CA  94105
                    Attention:  General Counsel

     2. Any such notice shall be assumed to have been received when delivered in person, or forty-eight (48) hours after being sent in the manner specified above.

X.   SPECIAL PROVISIONS:

     1. SALARY: Fourteen Thousand Five Hundred Eighty Four Dollars ($14,584.00) per month for January and February 1997; and Twenty Nine Thousand One Hundred Sixty Seven Dollars ($29,167.00) per month for the period March, 1997 through October, 1998.

     2. SCOPE OF CERTAIN PROVISIONS: All references to Company in Paragraphs H, I, J, K, L, R and Y in this Agreement shall include Company, its parent and subsidiary corporations.

     3. CONSULTANCY: Upon Executive's resignation from employment with Company,

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          Company shall pay to Executive, commencing no earlier than Executive's sixty-fifth (65th) birthday, consulting fees ("Consulting Fees") in equal installments of One Thousand Dollars ($1,000.00) per month for a period not to exceed one hundred twenty (120) months ("Consultancy"). Consulting Fees shall be earned by Executive, beginning January 1, 1997 on a pro-rata basis; that is, for each full year of employment completed by Executive after January 1, 1997, Executive shall receive Consulting Fees for twelve (12) months to the maximum of one hundred twenty (120) months.

          a. During the Consultancy: (1) Executive shall provide Company with such occasional executive or managerial services as reasonably requested by the person with the title set forth in Paragraph C hereof, except that failure to render such services by reason of death or disability or unavailability because of absence from the County of Employment, shall not affect Executive's right to receive such Consulting Fees, (2) Company shall pay directly or reimburse Executive for reasonable business expenses of Company incurred by Executive in connection with such services requested by the person with the title set forth in Paragraph C hereof, upon presentation to that person by Executive within sixty (60) days after incurring such expense of an itemized request for payment including the date, nature, recipient, purpose and amount of each such expense, accompanied by receipts for all such expenses in excess of Twenty-Five Dollars ($25) each, (3) Company shall pay Executive's Consulting Fees pursuant to this Paragraph X3, with the understanding and agreement that such Consulting Fees shall constitute the full extent of Company's obligation to compensate Executive for such consulting services except as otherwise specifically provided in Paragraph X3 herein, (4) Executive shall not be eligible or entitled to receive or participate in any other Company fringe benefits, and (5) Executive shall be deemed an independent contractor and not an employee of Company.

          b. If Executive dies before any or all payments to Executive of such Consulting Fees, all unpaid Consulting Fees shall be paid monthly to Executive's estate commencing with the month in which Executive would have reached Executive's sixty-fifth (65th) birthday.

     4. OUTSIDE BOARDS OF DIRECTORS: Executive and Company agree that Executive may remain on the boards of directors of the following non-U.S. companies, on the following terms:

          a. Service Management International A/S -- Executive's membership and involvement not to continue past September 1, 1997;

          b. Chartec Laboratories A/S -- Executive's membership and involvement expected to last at least two (2) years;

          c. Martin Group A/S -- Executive's membership and involvement expected to last indefinitely;

          d. Oracle/Denmark A/S and other companies' boards -- Executive's membership and involvement are currently being terminated and shall be discontinued by Executive as soon as possible but in no event later than January 1, 1998;

          e. Executive represents that his total involvement with the aforementioned activities shall not exceed ten (10) days in calendar year 1997. All such time taken shall be charged against Executive's vacation benefit payable by Company (or shall be unpaid leave in the event Executive lacks sufficient vacation benefits); and all such

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

               activities shall be at Executive's sole cost and expense without reimbursement or payment, in whole or in part, by Company.

Y. ENTIRE AGREEMENT: Unless otherwise specified herein, this Agreement sets forth every contract, understanding and arrangement as to the employment relationship between Executive and Company, and may only be changed by a written amendment signed by both Executive and Company.

     1. The parties intend that this Agreement speak for itself, and that no evidence with respect to its terms and conditions other than this Agreement itself may be introduced in any arbitration or judicial proceeding to interpret or enforce this Agreement.

     2. It is specifically understood and accepted that this Agreement supersedes all oral and written employment agreements between Executive and Company prior to the date hereof, as well as all provisions of Company's Personnel Policy and Procedures Manual, including but not limited to, the termination, discipline and discharge provisions contained therein. Said Manual is not an Agreement between Executive and Company, nor shall it be binding on either party. The purpose and intent of said Manual are only to suggest guidelines for Company managers to apply as they see fit on a case by case basis.

Z. FULL KNOWLEDGE & UNDERSTANDING: Executive and Company hereby acknowledge that they have carefully read and fully understand all terms and conditions of this Agreement, and that they are voluntarily entering into this Agreement with full knowledge of the benefits and burdens, and the risks and rewards, contained herein.


IN WITNESS WHEREOF, Executive and Company have executed this Agreement as of the date set forth above:



     EXECUTIVE:     Signature:          /s/ Henrik Slipsager
                                 -----------------------------------

                    Date:               November 3, 1996
                                 -----------------------------------


     COMPANY:       By:                 ABM Co. of New York
                                 -----------------------------------

                    Date:               November 11, 1996
                                 -----------------------------------

                    Signature:          /s/ John F. Egan
                                 -----------------------------------

                    Title:              President
                                 -----------------------------------









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